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Exhibit 99.(a)(1)(E)

OFFER TO PURCHASE FOR CASH
All Outstanding Shares of Common Stock
of
SFN GROUP, INC.
at
$14.00 Per Share
Pursuant to the Offer to Purchase dated August 1, 2011
by
COSMO DELAWARE ACQUISITION CORP.
a direct, wholly-owned subsidiary of
RANDSTAD NORTH AMERICA, L.P.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, AUGUST 29, 2011, UNLESS THE OFFER IS EXTENDED.

August 1, 2011

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated August 1, 2011 (the "Offer to Purchase"), and the related Letter of Transmittal in connection with the offer (the "Offer") by Cosmo Delaware Acquisition Corp., a Delaware corporation (the "Purchaser") and a direct, wholly-owned subsidiary of Randstad North America, L.P., a Delaware limited partnership ("Randstad"), to purchase for cash all of the outstanding shares of Common Stock, $0.01 par value (the "SFN Common Stock" or the "Shares") of SFN Group, Inc., a Delaware corporation ("SFN") at a purchase price of $14.00 per Share, or any higher per Share price paid in the Offer, to the seller in cash, without interest thereon and less any applicable withholding, upon the terms and subject to the conditions of the Offer.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        Please note carefully the following:

        1.     The offer price for the Offer is $14.00 per Share, or any higher per Share price paid in the Offer, to you in cash, without interest thereon and less any applicable withholding.

        2.     The Offer is being made for all outstanding Shares.

        3.     The Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on August 29, 2011 unless the Offer is extended by the Purchaser.

        4.     The Offer is subject to certain conditions described in Section 15 of the Offer to Purchase—Conditions of the Offer.

        5.     Tendering stockholders who are registered stockholders or who tender their Shares directly to Computershare Trust Company, N.A. (the "Depositary") will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Purchaser's purchase of Shares pursuant to the Offer.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

        Any inquiries you may have with respect to the Offer should be addressed to the Information Agent at the address and telephone numbers set forth on the back cover of the Offer to Purchase. Additional copies of the enclosed materials may be obtained from the Information Agent at the address and telephone numbers set forth on the back cover of the Offer to Purchase.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
SFN GROUP, INC.
at
$14.00 Per Share
Pursuant to the Offer to Purchase
dated August 1, 2011
by
COSMO DELAWARE ACQUISITION CORP.
a direct, wholly-owned subsidiary of
RANDSTAD NORTH AMERICA, L.P.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 1, 2011, and the related Letter of Transmittal, in connection with the offer (the "Offer") by Cosmo Delaware Acquisition Corp., a Delaware corporation (the "Purchaser") and a direct, wholly-owned subsidiary of Randstad North America, L.P., a Delaware limited partnership ("Randstad"), to purchase for cash all of the outstanding shares of Common Stock, $0.01 par value (the "SFN Common Stock" or the "Shares")) of SFN Group, Inc., a Delaware corporation ("SFN") at a purchase price of $14.00 per Share, or any higher per Share price paid in the Offer, to the seller in cash, without interest thereon and less any applicable withholding, upon the terms and subject to the conditions of the Offer.

        The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:	SHARES*
*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:
(Signature(s))

(Please Print Names(s))

Address:

(Include Zip Code)

Area Code and Telephone No.:

Taxpayer Identification or Social Security No.:

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  Exhibit 99.(a)(1)(E)